UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2021

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2021, Everi Holdings Inc. (the “Company” or “Everi”), as issuer, completed the previously announced offering (the “Offering”) of $400 million in aggregate principal amount of Everi’s 5.000% senior unsecured notes due 2029 (the “New Notes”). Pursuant to a Purchase Agreement dated June 30, 2021 (the “Purchase Agreement”) by and among the Company and certain of Everi’s direct and indirect domestic subsidiaries, as guarantors (collectively the “Guarantors”), and Jefferies LLC as representative of the several initial purchasers (collectively the “Initial Purchasers”), the Company issued, at a price of par, and sold the New Notes to the Initial Purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S of the Securities Act. The New Notes, and guarantees thereof, have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdictions, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The New Notes were issued under an indenture (the “Indenture”) dated July 15, 2021 by and among Everi, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The New Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors. Interest on the New Notes accrues at a rate of 5.000% per annum and is payable semi-annually in arrears on each January 15 and July 15 (the “Interest Payment Dates”), commencing on January 15, 2022. The Company will make each interest payment to the holders of record on each January 1 and July 1 immediately preceding the Interest Payment Dates. The New Notes will mature on July 15, 2029.

The New Notes and the related guarantees are senior obligations of Everi and the Guarantors, respectively, and rank equally with all of the Company’s and each Guarantor’s present and future senior indebtedness and rank senior in right of payment to all of Everi’s and each Guarantor’s present and future subordinated indebtedness. The New Notes and related guarantees are effectively subordinated to all of Everi’s and each Guarantor’s present and future secured indebtedness (to the extent of the value of the assets securing such indebtedness). The New Notes are structurally subordinated in right of payment to all present and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the New Notes.

The Company will have the option to redeem some, or all, of the New Notes at any time on, or after, July 15, 2024 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption. Everi will also have the option to redeem some, or all, of the New Notes at any time prior to July 15, 2024 at a redemption price of 100% of the principal amount of the New Notes to be redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the date of redemption. In addition, at any time before July 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of the New Notes at a redemption price of 105.000% of the principal amount of the New Notes redeemed together with accrued and unpaid interest to, but excluding, the redemption date with the proceeds from certain equity issuances. The New Notes are also subject to redemption requirements under state and local gaming laws and regulations. If Everi experiences specified changes of control, the Company may be required to offer to purchase the New Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains customary covenants restricting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends or repurchase or redeem capital stock or make other restricted payments; (iii) limit dividends or other payments by the Company’s restricted subsidiaries to the Company or the Company’s other restricted subsidiaries; (iv) incur certain liens; (v) enter into transactions with affiliates; (vi) become an investment company; (vii) consolidate or merge with or into certain other companies; and (viii) designate certain of the Company’s subsidiaries as unrestricted subsidiaries under the Indenture. These covenants are subject to a number of important limitations and exceptions, including certain provisions permitting the Company, subject to the satisfaction of certain conditions, to transfer assets to certain of the Company’s unrestricted subsidiaries. The Indenture also contains customary events of default. Upon an event of default under the Indenture, the Trustee or the holders of at least 30% in aggregate principal amount of the New Notes then outstanding may declare all amounts owing under the New Notes to be due and payable.

The foregoing description of the Indenture is not complete and is subject to and qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth, or incorporated by reference under Item 1.01 related to the Indenture, is incorporated into this Item 2.03 in its entirety by reference herein.

Item 8.01. Other Events.

On July 15, 2021, the Company issued a press release announcing the closing of the previously announced Offering of the New Notes. The Company intends to use a portion of the proceeds from the New Notes to (i) redeem in full its 7.50% Senior Unsecured Notes due 2025 (the "2025 Notes") and (ii) pay all related fees and expenses. Upon consummation of the closing of the Company’s previously announced expected new credit facilities in August 2021, the Company intends to use the remaining proceeds from the New Notes, together with proceeds of such expected new credit facilities and cash on hand, to (i) repay all borrowings outstanding under, and terminate all commitments under, its existing credit facilities; and (ii) pay all related fees and expenses. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on June 21, 2021, the Company issued a conditional notice of redemption (a “Conditional Notice”) to the Trustee in accordance with that certain Indenture, dated as of December 5, 2017 (the “Base Indenture”), as supplemented by that certain Supplemental Indenture, dated as of December 13, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Prior Indenture”), by and among Everi Payments Inc., a Delaware corporation, the guarantors party thereto and the Trustee in respect of all of the outstanding 2025 Notes. The redemption date is expected to be July 21, 2021. The foregoing description of the Conditional Notice is not complete and is subject to and qualified in its entirety by reference to the full text of the Conditional Notice of Redemption, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

This report does not constitute a notice of redemption under the Prior Indenture, nor an offer to tender for, or purchase, the 2025 Notes or any other security.

The information contained in the attached Exhibits 99.2, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

This Report, including Exhibits 99.1 and 99.2, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

4.1
Indenture (and form of 5.000% Senior Unsecured Notes due 2029 attached as Exhibit A thereto), dated as of July 15, 2021, by and among Everi Holdings Inc., certain of its wholly owned subsidiaries, as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

99.1	Press Release dated July 15, 2021.
99.2	Conditional Notice of Redemption, dated June 21, 2021, for the 7.50% Senior Unsecured Notes due 2025.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: July 15, 2021	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance and Chief Accounting Officer